FOR IMMEDIATE RELEASE

The Knot, Inc. to Change Name to XO Group Inc. and Transfer Listing to NYSE

—Changes to be effective on June 28, 2011; Common Stock will trade under symbol XOXO—

NEW YORK, NY, June 15, 2011 -- The Knot, Inc. (NASDAQ: KNOT), the premier media company devoted to weddings, nesting and babies, today announced that it had received stockholder approval to change the company’s name to XO Group Inc.  The company also announced today that its common stock listing is pending transfer to the New York Stock Exchange (NYSE) from the Nasdaq Stock Market.

The company’s common stock has been authorized for listing and is scheduled to begin trading on the NYSE on June 28, 2011, under the new trading symbol XOXO.  At the close of business on the preceding day, the company will legally change its name to XO Group Inc.  The last trading day on Nasdaq under the name The Knot, Inc. and the symbol KNOT is expected to be June 27.

Chief Executive Officer David Liu said, “Our new company name – XO Group Inc. – will be the perfect umbrella for all of our brands in the wedding, nesting and baby lifestages served by our media, products and services.  We are especially excited to be introducing our new name at the same time as we list our shares on the world’s largest and most renowned stock exchange under our new symbol XOXO.”

“We are delighted that The Knot, soon to be XO Group, has chosen to list on the New York Stock Exchange,” said Duncan L. Niederauer, CEO, NYSE Euronext.  “The Knot recognized early on the future of Internet technology and today is one of the true innovators in the wedding and lifestyle space.  We look forward to a successful partnership with the company and its stockholders.”

About The Knot, Inc.

The Knot, Inc. (NASDAQ: KNOT; www.theknotinc.com), is the premier media company devoted to weddings, pregnancy, and everything in between, providing young women with the trusted information, products and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the industry’s #1 wedding brand, The Knot, and has grown to include WeddingChannel.com, The Nest and The Bump. Our groundbreaking community platforms and incomparable content have ignited passionate communities across the country. The Knot, Inc. is recognized by the industry for being innovative in all media -- from the web to social media and mobile, to magazines and books, television and video. For our advertisers and partners, The Knot, Inc. offers the consummate opportunity to connect with our devoted communities as they make the most important decisions of their lives. Founded in 1996, The Knot, Inc. is made up of four major revenue categories: online sponsorship and advertising, registry services, merchandise and publishing. The company is headquartered in New York City.

This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenue to survive over the long term, (ii) our history of losses, (iii) inability to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) delays or cancellations in spending by our advertisers and sponsors, (v) the significant fluctuation to which our quarterly revenue and operating results are subject, (vi) the seasonality of the wedding industry, (vii) our expectation of a decline in WeddingChannel.com membership and traffic to the WeddingChannel.com online shop as a result of the termination of the old Macy’s registry services agreement, (viii) the dependence of the WeddingChannel.com registry services business on third parties, and (ix) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Press Contact:
Jacalyn Lee
Public Relations Director
The Knot, Inc.
(212) 219-8555 x1013
Jacalyn@theknot.com

Investor Relations Contact:
Malindi Davies
Investor Relations Manager
The Knot, Inc.
(212) 219-8555 x1322
IR@theknot.com